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                                                                    EXHIBIT 99.3




                                WILLCOX & GIBBS, INC.
                                Offer to Exchange Its
                        12 1/4% Series B Senior Notes Due 2003
                           Which Have Been Registered under
                       the Securities Act of 1933, as amended,
                          For Any and All of its Outstanding
                        121/4% Series A Senior Notes Due 2003

            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
         YORK CITY TIME, ON ____________ ________, 1997, UNLESS THE OFFER IS
                                      EXTENDED.

                                                                   May ___, 1997
To  Brokers, Dealers, Commercial
    Banks, Trust Companies and
    Other Nominees:

         We are enclosing the material listed below relating to the offer of Willcox & Gibbs, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 121/4% Series B Senior Notes due 2003 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement, for each $1,000 principal amount of its 121/4% Series A Senior Notes due 2003 (the "Old Notes"), of which $85,000,000 aggregate principal amount is outstanding, upon the terms and subject to the conditions set forth in the Prospectus, dated _____, 1997 (the "Prospectus") and in the related Letter of Transmittal (which together constitute the "Exchange Offer").

         THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF OLD NOTES BEING TENDERED. The Exchange Offer is, however, subject to other conditions. See the section "The Exchange Offer -- Conditions" of the Prospectus.

         We are asking you to contact your clients for whom you hold Old Notes registered in your name (or in the name of your nominee) or who hold Old Notes registered in their own names. Please bring the Exchange Offer to their attention as promptly as possible.

         For your information and for forwarding to your clients, we are enclosing the following documents:

         1.   The Prospectus, dated ___________, 1997;

         2. The Letter of Transmittal for your use and for the information of your clients;

         3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes are not immediately available or if the Old Notes and all other required documents cannot be delivered to the Exchange Agent, IBJ Schroder Bank & Trust Company, by the Expiration Date (as defined in the Prospectus) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

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         4.   A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________, 1997, UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

    If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

    Any questions or requests for assistance or additional copies of the enclosed materials may be directed to IBJ Schroder Bank & Trust Company, the Exchange Agent, at the address and telephone number set forth below:

                           By registered or certified mail:
                          IBJ Schroder Bank & Trust Company
                                Bowling Green Station
                                     P.O. Box 84
                            New York, New York 10274-0084
                   Attention: Reorganization Operations Department

                            By hand or overnight courier:
                          IBJ Schroder Bank & Trust Company
                                   One State Street
                               New York, New York 10004
                       Attention: Securities Processing Window
                                Subcellar one, (SC-1)

                             By facsimile: (212) 858-2611
                             Attention: Customer Service
                         Confirm by telephone: (212) 858-2103

                                                 Very truly yours,

                                                 WILLCOX & GIBBS, INC.